CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Pamida Holdings Corporation and Subsidiary on Form S-8 (File No. 33-83708) of our report dated March 26, 1996, on our audit of the fiscal 1996 consolidated financial statements and financial statement schedule of Pamida Holdings Corporation and Subsidiary as of January 28, 1996 and for the year then ended, which report is included in this Annual Report on Form 10-K.




/s/ Coopers & Lybrand L.L.P.

Chicago, Illinois
April 29, 1997